AMENDMENT NO. 1 TO
                                 FORM 8 - A

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                            ____________________

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           Lilly Industries, Inc.
           ______________________________________________________
           (Exact name of registrant as specified in its charter)


          Indiana                            35-0471010
     (State of incorporation              (I.R.S. Employer
       or organization)                  Identification No.)

     733 South West Street, Indianapolis, Indiana      46225
     (Address of principal executive offices)        (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

     Rights to purchase
     Class A Common Stock               New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)

                                 SIGNATURES


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        LILLY INDUSTRIES, INC.



                                        By:  /s/ Roman J. Klusas
                                             -------------------
                                             Roman J. Klusas
                                             Vice President, Chief
                                              Financial Officer,
                                              and Secretary



     Dated:     January 24, 1996

                                EXHIBIT LIST


     II.  Exhibits filed with the Commission.

     Number Assigned
       in Form 8-A                    Description of Exhibit

          4 Form of Rights Agreement, dated as of January 12, 1996, between Lilly Industries, Inc. and KeyCorp Shareholder Services, Inc. as Rights Agent, which includes as Exhibit A the form of Rights Certificate. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until as soon as practicable after the Distribution Date. [PREVIOUSLY FILED]